                                                                     EXHIBIT 1.1

                               4,500,000 SHARES*

                       INSPIRE INSURANCE SOLUTIONS, INC.

                                  COMMON STOCK

                              ____________________

                             UNDERWRITING AGREEMENT


St. Petersburg, Florida August ___, 1997


Raymond James & Associates, Inc.
Southwest Securities, Inc.
  As Representative of the Several Underwriters
  c/o Raymond James & Associates, Inc.
  880 Carillon Parkway
  St. Petersburg, Florida  33716

Ladies and Gentlemen:

         INSpire Insurance Solutions, Inc., a Texas corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 2,500,000 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company, to the several Underwriters named in Schedule I hereto (the "Underwriters"), and that certain shareholder of the Company named in Schedule II hereto (the "Selling Shareholder") proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 2,000,000 shares of the Common Stock (the aggregate of such 4,500,000 shares to be sold by the Company and the Selling Shareholder hereinafter referred to as the "Firm Shares"). In addition, the Company and the Selling Shareholder have agreed to sell to the Underwriters, upon the terms and conditions set forth herein, up to an additional 675,000 shares (the "Additional Shares") of the Common Stock to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

         The Company and the Selling Shareholder wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company and the Selling Shareholder.

         1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the

-----------------
* Plus an additional 675,000 shares subject to the Underwriters' over-allotment option.

provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (File No. 333-31173), including a prospectus subject to completion, relating to the Shares. Such registration statement, as amended at the time when it becomes effective and as thereafter amended by post-effective amendment, is referred to in this Agreement as the "Registration Statement." The prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the "Prospectus." The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus is referred to in this Agreement as the "Prepricing Prospectus."

         2. AGREEMENTS TO SELL AND PURCHASE. The Company and the Selling Shareholder (in accordance with Schedule II hereof) hereby agree, severally and not jointly, to sell the Firm Shares to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholder herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder at a purchase price of $____ per Share (the "purchase price per Share"), the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as adjusted pursuant to Section 11 hereof).

         The Company and the Selling Shareholder hereby also agree, severally and not jointly, to sell to the Underwriters, and upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholder herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company and the Selling Shareholder up to an aggregate of 675,000 Additional Shares (in accordance with Schedule II hereof) at the purchase price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) which bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as adjusted pursuant to Section 11 hereof) bears to the total number of Firm Shares. Upon any election by the Underwriters to purchase less than all the Additional Shares, the aggregate number of Additional Shares to be purchased from the Company and the aggregate number of Additional Shares to be purchased from the Selling Shareholder by all the Underwriters shall be in the same





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proportion as the maximum number of Additional Shares that may be purchased from the Company and the maximum number of Additional Shares that may be purchased from the Selling Shareholder as set forth on Schedule II.


         3. TERMS OF PUBLIC OFFERING. The Company and the Selling Shareholder have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

         The Underwriters will offer a portion of the Firm Shares to be purchased from the Company hereunder, not to exceed 175,000 Firm Shares in the aggregate (the "Reserved Shares"), to directors, officers, employees and designees specified to you by the Company in writing not less than ___ business days prior to the time the Registration Statement becomes effective. The Reserved Shares will be offered to such persons at a price equal to 96% of the per share price to public set forth on the cover page of the Prospectus. The persons to whom the Reserved Shares are offered shall in all cases be subject to applicable laws, rules and regulations and to your reasonable approval. The number of Firm Shares to be offered to the public shall be reduced by the number of Reserved Shares offered as described in this paragraph, and any Reserved Shares not purchased pursuant to such offers shall be offered by the Underwriters to the public in accordance with this Agreement.

         4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St.
Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on         ,
1997 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice from you on behalf of the Underwriters to the Company and the Selling Shareholder of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given to the Company and the Selling Shareholder by you at any time within 30 days after the date of the Prospectus. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement among you and the Company.

         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., St. Petersburg, Florida time, not later than the second full business day preceding





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the Closing Date or the Additional Closing Date, as the case may be.  Such certificates shall be made available to you in St. Petersburg, Florida for inspection and packaging not later than 9:30 a.m., St. Petersburg, Florida time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House (next day) funds.

         5. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters as follows:

                 a. The Company will use its best efforts to cause the Registration Statement to become effective and will advise you promptly and, if requested by you, will confirm such advice in writing
         (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of any request by the Commission for amendments or supplements to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in the first sentence of Section 5(e) below, of any change in the Company's condition (financial or other), business, properties, net worth, results of operations, or prospects or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                 b. The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

                 c. The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised (with a reasonable opportunity to review such amendment or supplement) or to which you have reasonably objected after being so advised.





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                 d.       Prior to the execution and delivery of this
         Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

                 e. As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer, and for so long a period as you may reasonably request for the distribution of the Shares, the Company will deliver to each Underwriter, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time during the nine-month period referred to in
         Section 10(a)(3) of the Act any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Sections 5(a) and 5(c) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

                 f. The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.





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                 g.       The Company will make generally available to its
         security holders a consolidated earnings statement (in form complying with the Provisions of Rule 158), which need not be audited, covering a twelve- month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of
         Section 11(a) of the Act.

                 h. During the period ending five years from the date hereof, the Company will furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to shareholders or filed with the Commission, the NASD or any securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request.

                 i. If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company or the Selling Shareholder to perform any agreement herein or to comply with any of the terms or provisions hereof, the Company agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and fees and expenses of counsel for the Underwriters but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

                 j. The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth under "Use of Proceeds" in the Prospectus.

                 k. If Rule 430A under the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act.

                 l. For a period of 180 days after commencement of the public offering of the Shares by the Underwriters, without the prior written consent of Raymond James & Associates, Inc., the Company will not directly or indirectly issue, sell, offer to sell, contract to sell or otherwise dispose of or transfer any shares of Common Stock or rights to purchase shares of Common Stock, except to the Underwriters pursuant to this Agreement; provided, however, that the Company may
         (i) issue to participants in its Employee Stock Purchase Plan, as currently in effect, shares of Common Stock pursuant to the terms of such Employee Stock Purchase Plan, (ii) issue to participants in its Director Stock Option Plan, as currently in effect, shares of Common Stock upon the exercise of currently outstanding options that are or that become exercisable during such 180-day period and may grant additional options under the 1997 Stock Option Plan and (iii) issue to participants in its Amended and Restated 1997 Stock Option Plan, as currently in effect, shares of Common Stock upon the exercise of currently outstanding options that are or that become exercisable during such 180-day period and may grant





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         additional options under the 1997 Stock Option Plan, provided that without the prior written consent of Raymond James & Associates, Inc., such additional options shall not be exercisable during such 180-day period.

                 m. Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any quarterly period subsequent to the periods covered by the financial statements appearing in the Prospectus.

                 n. The Company will comply with all provisions of any undertakings contained in the Registration Statement.

                 o. The Company will not at any time, directly or indirectly take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

                 p. The Company will use its best efforts to qualify or register its Common Stock for sale in non- issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading, and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

                 q. The Company will timely file with the National Association of Securities Dealers Automated Quotation National Market System ("Nasdaq/NMS") all documents and notices required by the Nasdaq/NMS of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq/NMS.

                 r. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the Act.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, that:

                 a. Each Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424(a) under the Act, complied when so filed in all material respects with the provisions of the Act, except that this representation and warranty does not apply to statements in or omissions from such Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any





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         Underwriter through you expressly for use therein.  The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                 b. The Registration Statement, in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus, and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

                 c. The capitalization of the Company is and will be as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and the delivery of certificates for the Shares pursuant to the terms of this Agreement and payment for the Shares will pass valid title to the Shares, free and clear of any claim, encumbrance or defect in title to the several Underwriters purchasing the Shares in good faith and without notice of any lien, claim or encumbrance. The certificates for the Shares are in valid and sufficient form.

                 d. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Texas with full power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole.

                 e. Except for the subsidiaries listed in Exhibit 21 to the Registration Statement, the Company does not own a material interest in or control, directly or





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         indirectly, any other corporation, partnership, joint venture, association, trust or other business organization. Each of the subsidiaries described on Exhibit 21 to the Registration Statement (collectively, the "Subsidiaries") is a corporation duly organized and validly existing under the laws of the state of its incorporation set forth on such Exhibit 21 with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each other jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and the Subsidiaries taken as a whole. All of the outstanding shares of capital stock of each of the Subsidiaries has been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

                 f. There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties, is subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened, against or involving the Company or any Subsidiary, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, net worth, results of operations or prospects of the Company or any of its Subsidiaries, nor is there any basis for any such action, suit, inquiry, proceeding, or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, and neither the Company nor any Subsidiary, nor to the best of the Company's knowledge, any other party, is in breach of or default under any of such contracts.

                 g. Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to





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
         the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in (i) any bond, debenture, note or any other evidence of indebtedness, or
         (ii) any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company or any Subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

                 h. The execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

                 i. Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement) or conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                 j. Except as described in the Prospectus, the Company does not have outstanding and at the Closing Date (and the Additional Closing Date, if applicable) will not have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such options, warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of





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
         any securities of the Company because of the filing of the Registration Statement that have not been satisfied or heretofore waived in writing.

                 k. Deloitte & Touche LLP, the certified public accountants who have certified the financial statements filed as part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), are independent public accountants as required by the Act.

                 l. The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement.

                 m. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its Subsidiaries; (ii) the Company and its Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its Subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Shares hereunder) and upon the exercise of options and warrants described in the Prospectus or indebtedness material to the Company and its Subsidiaries (other than in the ordinary course of business); and (v) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve a potential future material adverse change, in the condition (financial or otherwise), business, properties, net worth, results of operations or prospects of the Company and its Subsidiaries.

                 n. The Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the financial statements included in, or elsewhere in, the Prospectus or (ii) such as are not materially burdensome and do not interfere in any material respect with the use of the property or the conduct of the business of the Company and the Subsidiaries taken as a whole. The property (real and personal) held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole.

                 o. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Prepricing Prospectus, the Prospectus, or other offering material, if any, as permitted by the Act and the rules and regulations enacted thereunder (the "Rules and Regulations").

                 p. The Company has not taken, directly or indirectly, any action which is designed, or which might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                 q. The Company is not an "investment company," an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company within the meaning of the Investment Company Act of 1940, as amended.

                 r. The Company and each of the Subsidiaries have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter "permit" or "permits") as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not and will not have a material adverse effect upon the condition (financial or other), properties, business, net worth, results of operations or prospects of the Company and the Subsidiaries taken as a whole; the Company and each of the Subsidiaries have fulfilled and performed all of their material obligations with respect to each such permit and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of the Subsidiaries.

                 s. The Company and the Subsidiaries have complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees' salaries, fringe benefits, and other compensation for the performance of work or other duties in connection with contracts with the U.S.

         government. The Company and the Subsidiaries have complied and will comply in all material respects with the terms of all certifications and representations made to the U.S. government in connection with the submission of any bid or proposal or any contract. The Company and the Subsidiaries have complied and will comply in all material respects with their obligations under their agreements and contracts with the U.S. government and agencies thereof.

                 t. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 u. Neither the Company nor any Subsidiary has, directly or indirectly, at any time during the past five years (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

                 v. The Company and the Subsidiaries have obtained all material permits, licenses and other authorizations, if any, which are required under federal, state, local and foreign statutes, ordinances and other laws relating to pollution or protection of the environment ("Environmental Laws"). The Company and the Subsidiaries are in material compliance with all terms and conditions of all required permits, licenses and authorizations, and are also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws. There is no pending or, to the best knowledge of the Company, threatened civil or criminal litigation, notice of violation, or administrative proceeding relating in any way to the Environmental Laws involving the Company or the Subsidiaries. There have not been and there are not any past, present or foreseeable future events, conditions, circumstances, activities, practices, incidents, actions or plans relating to the Company or the Subsidiaries that may interfere with or prevent continued compliance with, or that may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation under the Environmental Laws, except where the same does not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and the Subsidiaries taken as a whole.

                 w. The Company and the Subsidiaries own and have full right, title and interest in and to, or have valid licenses to use, all the patents, trade names, trademarks service marks and copyrights necessary for the present and currently planned conduct of the business of the Company or the Subsidiaries, and, except as described in the Prospectus, neither the Company nor any Subsidiary has created any lien or encumbrance on, or granted any right or license with respect to, any such patent, trade name, trademark, service mark or copyright. There is no claim pending against the Company or any Subsidiary with respect to any patent, trade name, trademark, service mark or copyright, and neither the Company nor any Subsidiary has received notice that any patent, trade name, trademark, service mark or copyright that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. To the best knowledge of the Company, there is no infringement on the intellectual property rights of the Company or the Subsidiaries by others, and none of the activities engaged in by the Company or any Subsidiary infringes or conflicts with the intellectual property rights of others, in a manner that could adversely affect the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

                 x. All offers and sales of the Company's and its Subsidiaries' capital stock prior to the date hereof were made in compliance with the Act and all other applicable state and federal laws or regulations.

                 y. The Shares have been duly authorized for trading on the Nasdaq/NMS subject to notice of issuance with respect to the Shares being offered by the Company.

                 z. All federal, state and local tax returns required to be filed by or on behalf of the Company or any Subsidiary with respect to all periods ended prior to the date of this Agreement have been filed (or are the subject of valid extension) with the appropriate federal, state and local authorities and all such tax returns, as filed, are accurate in all material respects. All federal, state and local taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company or any Subsidiary have been paid or reflected as a liability on the financial statements of the Company and the Subsidiaries for appropriate periods, except for those taxes or claims therefor which are being contested by the Company in good faith and for which appropriate reserves are reflected in the Company's financial statements. All deficiencies asserted as a result of any federal, state or local tax audits have been paid or finally settled and no issue has been raised in any such audit which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. No state of facts exists or has existed which would constitute grounds for the assessment of any tax liability with respect to the periods which have not been audited by appropriate federal, state or local authorities. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local tax return for any period. On the Closing Date, and Additional Closing Date, if any, all stock transfer and other taxes which are required to be paid in connection with the sale of the shares to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

                 aa.      Except as set forth in the Prospectus, there are no
         transactions with affiliates, as defined in Rule 405 promulgated under the Act, which are required by the Act and the applicable rules and regulations thereunder to be disclosed in the Registration Statement.

                 ab.      The Company has procured the written agreement of the
         Selling Shareholder, and each officer and director of the Company who owns shares of Common Stock or options to acquire shares of Common Stock of the Company as set forth in the Prospectus not to sell, offer to sell or contract to sell, or otherwise dispose of or transfer, directly or indirectly, any shares of Common Stock owned or controlled, or hereafter acquired, by such persons, or any rights to purchase any of such shares of Common Stock, for a period of 180 days after the commencement of the public offering of the Shares by the Underwriters without the prior written consent of Raymond James & Associates, Inc.

                 ac.      Neither the Company nor any of its Subsidiaries (i)
         conduct business or have affiliates which conduct business in or with Cuba, (ii) plan to commence doing business in or with Cuba after the effective date of the Registration Statement or (iii) are required by Florida law to report a material change in information previously reported to the State of Florida regarding business conducted in or with Cuba.

                 ad.      Neither the sale of the Shares nor any action taken
         by the Company or the Selling Shareholder in connection therewith violates any provision of state insurance laws or regulations.

                 ae.      No officer, director, nominee for director or
         shareholder of the Company has any direct or indirect affiliation or association with any member of the National Association of Securities Dealers, Inc. (the "NASD").

         7. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER. The Selling Shareholder hereby represents and warrants to each Underwriter on the date hereof (except as otherwise set forth herein), and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, that:

                 a. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement and the Power of Attorney (the "Power of Attorney") referred to in the last paragraph of this Section 7, and for the sale and delivery of the Shares to be sold by the Selling Shareholder hereunder, have been obtained; and the Selling Shareholder has full right, power and authority to enter into this Agreement and the Power of Attorney, and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder.

                 b. This Agreement and the Power of Attorney have been duly authorized, executed and delivered by the Selling Shareholder and this Agreement and the Power of Attorney constitute the valid and binding agreements of the Selling Shareholder enforceable against the Selling Shareholder in accordance with their respective terms, except to the extent that the enforceability of the indemnification and contribution provisions of Section 9 hereof may be limited by securities laws or by public policy considerations as expressed in such laws as construed by courts of competent jurisdiction, and except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting enforcement of creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law; the performance of this Agreement and the Power of Attorney and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note agreement, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or its properties are bound, or under any order, rule or regulation of any court or governmental agency or body applicable to the Selling Shareholder or the business or property of the Selling Shareholder.

                 c. The Selling Shareholder has, and immediately prior to the Closing Date (and the Additional Closing Date, if any) the Selling Shareholder will have, good and valid title to the Shares to be sold by the Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities, shareholder agreements, voting trusts or claims of any nature whatsoever, and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities, shareholder agreements, voting trusts or claims of any nature whatsoever (other than those arising by or through the Underwriters), will pass to the several Underwriters.

                 d. The Selling Shareholder will not, for a period of 180 days after the commencement of the public offering of the Shares by the Underwriters, directly or indirectly, sell, offer to sell, contract to sell or otherwise dispose of or transfer any shares of Common Stock or rights to purchase shares of Common Stock otherwise than hereunder or with the prior written consent of Raymond James & Associates, Inc.

                 e. The Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed to or which has constituted nor which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.

                 f. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Selling Shareholder of the transactions on its part contemplated herein or in the Power of Attorney, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Selling Shareholder.

                 g. The Selling Shareholder is familiar with the Registration Statement, the Prepricing Prospectus and the Prospectus and has no knowledge of any material fact or condition not set forth in the Registration Statement, the Prepricing Prospectus or the Prospectus which has adversely affected, or may adversely affect, the condition (financial or otherwise), business, properties, net worth, results of operations or prospects of the Company, and the sale of the Shares proposed to be sold by the Selling Shareholder is not prompted by any such knowledge.

                 h. All information with respect to the Selling Shareholder contained in the Registration Statement, the Prepricing Prospectus and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) complied and will comply in all material respects with all applicable provisions of the Act, contains and will contain all statements required to be stated therein in accordance with the Act, and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                 i. To the best knowledge of the Selling Shareholder, the representations and warranties of the Company contained in Section 6 hereof are true and correct.

                 j. Other than as permitted by the Act and the Rules and Regulations, the Selling Shareholder has not distributed and will not distribute any Prepricing Prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares.

                 k. On the Closing Date, and on the Additional Closing Date, if any, all stock transfer and other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by the Selling Shareholder to the several Underwriters hereunder will have been fully paid for by the Selling Shareholder and all laws imposing such taxes will have been fully complied with.

                 l. Neither the sale of the Shares nor any action taken by the Selling Shareholder in connection therewith violates any state insurance laws or regulations.

         In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Shareholder agrees to deliver to you at least two days prior to the Closing a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         The Selling Shareholder represents and warrants that it has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you, appointing Joy J. Keller and Frank G. Dunham, Jr. as the Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of the Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholder as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by the Selling Shareholder hereunder or otherwise to act on behalf of the Selling Shareholder in connection with the transactions contemplated by this Agreement. Prior to the date of this Agreement, the Selling Shareholder has delivered to the Attorneys-in-Fact certificates in negotiable form representing all the Firm Shares and Additional Shares to be sold by the Selling Shareholder hereunder, to be held by the Attorneys-in-Fact until such time as the Attorneys-in-Fact shall deliver such Shares to the Underwriters in accordance with this Agreement and the Power of Attorney or, if this Agreement is terminated prior to such delivery, shall return such Shares to the Selling Shareholder. The Selling Shareholder specifically agrees that the Shares represented by the certificates held in custody for the Selling Shareholder under the Power of Attorney are subject to the interest of the Underwriters hereunder, and that the arrangements made by the Selling Shareholder for the custody, and the appointment by the Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. The Selling Shareholder specifically agrees that the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by the dissolution or change of control of the Selling Shareholder or by the occurrence of any other event. If the Selling Shareholder should be dissolved, or if any other such event should occur before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of this Agreement and the Power of Attorney, and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Attorneys-in-Fact, or either of them, shall have received notice of termination, dissolution or other event.

         8. EXPENSES. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company and the Selling Shareholder, jointly and severally, shall be responsible for and shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and Selling Shareholder's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Prepricing Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including, without limitation, postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Prepricing Prospectus, the Blue Sky memoranda, the Power of Attorney, the Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) all reasonable expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including the reasonable fees of the counsel for the Underwriters in connection therewith;

(iv) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters' counsel relating thereto; (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent or registrar;
(vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and
(ix) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholder hereunder which are not otherwise specifically provided for in this Section. Notwithstanding the foregoing, in the event that the proposed offering is terminated for the reasons set forth in Section 5(i) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(i).

         The Company and the Selling Shareholder further agree that, in addition to the expenses payable by them under this Agreement, they shall pay to Raymond James & Associates, Inc. and Southwest Securities, Inc., solely by deduction from the proceeds of the public offering of the Shares contemplated hereby, a financial advisory fee equal, in the aggregate, to the lesser of (i) three-fourths of one percent (0.75%) of the total gross proceeds to the Company and the Selling Shareholder resulting from such offering or (ii) $300,000. For such purpose, "gross proceeds" means the product obtained by multiplying the aggregate number of Shares sold by the Company and the Selling Shareholder in the offering (including any over-allotment shares) by the price at which such Shares are sold to the public, without deduction or offset of underwriting discounts or commissions or any fees, costs or expenses. Such financial advisory fee shall be paid by the Company and the Selling Shareholder in proportion to the respective number of Shares to be sold by them under this Agreement, as set forth on Schedule II.

         9. INDEMNIFICATION AND CONTRIBUTION. The Company and the Selling Shareholder jointly and severally agree to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expense arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith, or arising out of or based upon any inaccuracy in the representations and warranties of the Company or the Selling Shareholder contained herein or any failure of the Company or the Selling Shareholder to perform their respective obligations hereunder or under law; provided, however, that with respect to any untrue statement or omission made in any Prepricing Prospectus, the indemnity agreement contained in this subsection shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased the shares of Stock concerned if both
(A) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such shares of Stock to such person as required by the Act, and (B) the untrue statement or omission in the Prepricing Prospectus was corrected in the Prospectus. Notwithstanding anything in this Section 9, in no event shall the Seller Shareholder's obligation under the preceding sentence exceed the total net proceeds from the offering received by the Selling Shareholder (it being agreed that the Company shall bear the balance.)

         In addition to their other obligations under this Section 9, the Company and the Selling Shareholder jointly and severally agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, any inaccuracy in the representations and warranties of the Company or the Selling Shareholder herein or failure to perform its obligations hereunder, all as described in this Section 9, it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or the Selling Shareholder's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company or the Selling Shareholder, as the case may be, together with interest, compounded daily determined on the basis of the base lending rate announced from time to time by Chase Manhattan Bank, N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

         If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or the Selling Shareholder, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties"), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel (but the Company and the Selling Shareholder shall not be liable for the fees and expenses of more than one counsel) in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s) and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter which may not be available to the Company, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (notwithstanding its (their) obligation to bear the fees and expenses of such counsel)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the immediately preceding paragraph.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Shareholder, to the same extent as the foregoing indemnity from the Company and the Selling Shareholder to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any such officers, or any such controlling person or the Selling Shareholder based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company and the Selling Shareholder by the preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officers, and any such controlling persons and the Selling Shareholder shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

         If the indemnification provided for in this Section 9 is unavailable or insufficient for any reason whatsoever to an indemnified party under the first or fourth paragraph hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Selling Shareholder or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Selling Shareholder, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 11 hereof) and not joint.

         Notwithstanding the second and fifth paragraphs of this Section 9, any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity, contribution and reimbursement agreements contained in Section 9 and the representations and warranties of the Company and the Selling Shareholder, respectively, set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company or the Selling Shareholder, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company or the Selling Shareholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

         It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the second and fifth paragraphs of this Section 9, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in the second and fifth paragraphs of this Section 9, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of the second and fifth paragraphs of this Section 9.

         10. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                 a. The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings required by Rules 424(b) and 430A under the Act shall have been timely made.

                 b. You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock (other than pursuant to the exercise of outstanding options disclosed in the Prospectus) of the Company or any of its Subsidiaries or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any of its Subsidiaries, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or any of its Subsidiaries, which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company and its Subsidiaries, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its Subsidiaries shall have been sustained which materially and adversely affects the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and its Subsidiaries, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries or which affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the condition (financial or other), business, management, properties, net worth, results or operations or prospects of the Company and its Subsidiaries which makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase the Shares as contemplated hereby.

                 c. You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., as counsel for the Company, dated the Closing Date, satisfactory to you and your counsel, to the effect that:

                          (i)     The Company is a corporation duly
                 incorporated and validly existing under the laws of the State of Texas, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operation of the Company and the Subsidiaries taken as a whole.

                          (ii) Each of the Subsidiaries is a corporation validly existing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operation of the Company and the Subsidiaries taken as a whole; and all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest, or to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance.

                          (iii) The authorized capital stock of the Company conforms in all respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

                          (iv) All shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or, to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Shares or other shares of capital stock of the Company upon the issuance of the Shares by the Company.

                          (v) All offers and sales of the Company's capital stock were made in compliance with the registration provisions of the Act and the registration provisions of all other applicable state and federal laws or regulations.

                          (vi) The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or, to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Shares or other shares of capital stock of the Company upon the issuance of the Shares by the Company.

                          (vii) The form of certificates for the Shares conforms in all material respects to the requirements of the applicable corporate laws of the State of Texas.

                          (viii) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission.

                          (ix) The Company has all requisite corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforceability of the indemnification and contribution provisions of Section 9 hereof may be limited by securities laws or by public policy considerations as expressed in such laws as construed by courts of competent jurisdiction and except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting enforcement of creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                          (x)     Neither the Company nor any of the
                 Subsidiaries is in violation of its certificate or articles of incorporation or bylaws, or to the knowledge of such counsel, is in default in the performance of any material obligation, agreement or condition contained in (i) any bond, indenture, note or other evidence of indebtedness or (ii) any other agreement material to the Company and the Subsidiaries taken as a whole, except as has been disclosed in the Prospectus.

                          (xi) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or bylaws, of the Company or any of the Subsidiaries or any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound that is known to such counsel after reasonable inquiry or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to the Company, the Subsidiaries or any of their respective properties.

                          (xii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares or under NASD rules and regulations) for the valid issuance and sale of the Shares to the Underwriters under this Agreement.

                          (xiii) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act.

                          (xiv) To the knowledge of such counsel, (A) there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required therein, and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the

                 Registration Statement that are not described or filed as required, as the case may be.

                          (xv) To the knowledge of such counsel, neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries except where such violation does not and will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operation of the Company and the Subsidiaries taken as a whole.

                          (xvi) To the knowledge of such counsel, the Company and each of the Subsidiaries have such permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities ("permits"), as are necessary to own their properties and to conduct their business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries have fulfilled and performed all of their material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of the Subsidiaries.

                          (xvii) The property described in the Prospectus as held under lease by the Company or its Subsidiaries is held under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not material and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole.

                          (xviii) Such counsel has reviewed all agreements,
                 contracts, indentures, leases or other documents or instruments referred to in the Registration Statement and the Prospectus (other than routine contracts entered into by the Company or any Subsidiary for the purchase of materials or the sale of products, entered into in the normal course of business) and such agreements, contracts, indentures, leases or other documents or instruments are fairly summarized or disclosed therein, and filed as exhibits thereto as required, and such counsel does not know of any agreements, contracts, indentures, leases or other documents or instruments required to be so summarized or disclosed or filed which have not been so summarized or disclosed or filed.

                          (xix) Such counsel has no reason to believe that the descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings, insofar as they purport to summarize certain of the provisions thereof, are not accurate or fail to present fairly the information required to be presented.

                          (xx) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                 In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, upon an opinion or opinions, each dated the Closing Date, of other counsel as to matters governed by the laws of jurisdictions other than the United States or the State of Texas provided that (1) each such local counsel is acceptable to you and your counsel, (2) counsel shall state in their opinion that they believe that they and you are justified in relying thereon, and (3) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is in form and substance satisfactory to you. In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date.

                 In rendering such opinion, in each case where such opinion is qualified by "the knowledge of such counsel" or "known to such counsel" or similar expressions, such counsel shall be deemed to have undertaken such investigation and made such inquiries at they consider necessary and appropriate under the circumstances and may rely as to matters of fact upon certificates of executive and other officers and employees of the Company or its Subsidiaries as you and such counsel shall deem are appropriate and such other procedures as you and such counsel shall mutually agree; provided, however, in each such case, such counsel shall state that it has no knowledge contrary to the information contained in such certificates or developed by such procedures and knows of no reason why you should not reasonably rely upon the information contained in such certificates or developed by such procedures.

                 Although such counsel is not assuming responsibility for the accuracy or completeness of the statements contained in the Registration Statement and the Prospectus or any amendments thereto, in addition to the opinion set forth above, such counsel shall state that during the course of their participation in the preparation of the Registration Statement and the Prospectus and the amendments thereto, nothing has come to the attention of such counsel which has caused it to believe that the Registration Statement and the Prospectus or any amendment thereto (except for the financial statements and other financial and statistical information contained therein or omitted therefrom as to which no opinion need be expressed), at the date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement and the Prospectus as of the date of the opinion (except as aforesaid), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 d. You shall have received on the Closing Date (and the Additional Closing Date, if any) the opinion of Akin, Gump, Strauss, Hauer & Feld, as counsel for the Selling Shareholder, dated the Closing Date (and the Additional Closing Date, if any) in form and substance satisfactory to you, to the effect that:

                          (i) This Agreement and the Power of Attorney have been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and constitute valid and binding agreements of the Selling Shareholder enforceable in accordance with their respective terms, except to the extent that the enforceability of the indemnification and contribution provisions of Section 9 hereof may be limited by securities laws or by public policy considerations as expressed in such laws as construed by courts of competent jurisdiction and except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting enforcement of creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law; and the performance of this Agreement and the Power of Attorney and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note agreement, lease or other agreement or instrument of which such counsel is aware and to which the Selling Shareholder is a party or by which the Selling Shareholder or its properties are bound, or any order, rule or regulation, known to such counsel of any court or governmental agency or body applicable to the Selling Shareholder or the business or property of the Selling Shareholder.

                          (ii) No consent, approval, authorization or order has been or is required for the consummation of the transactions contemplated by this Agreement and the Power of Attorney in connection with the Shares to be sold by the Selling Shareholder hereunder, except consents, approvals, authorizations or orders that have been duly obtained and are in full force and effect, such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or NASD rules and regulations in connection with the purchase and distribution of such Shares by the Underwriters.

                          (iii) Immediately prior to the Closing Date (and immediately prior to the Additional Closing Date, if applicable), the Selling Shareholder has good and valid title to the Shares to be sold by the Selling Shareholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder.

                          (iv) Good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims (other than those arising by or through the Underwriters) has been transferred to each of the several Underwriters.

                 In rendering such opinion, such counsel may rely upon a certificate of the Selling Shareholder as to matters of fact (i) with respect to ownership of and liens, encumbrances, equities or claims on the Shares sold by the Selling Shareholder, and (ii) with respect to any agreements, mortgages, deeds of trust, voting trusts, notes, leases or other instruments, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates.

                 e. You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Thompson & Knight, a Professional Corporation, as counsel for the Underwriters, dated the Closing Date with respect to the issuance and sale of the Firm Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                 f. You shall have received letters addressed to you and dated the date hereof and the Closing Date from Deloitte & Touche LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                 g. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the Commission or the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 10(g) and in Sections 10(b) and 10(h) hereof.

                 h. The Company shall not have failed in any respect at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior the Closing Date.

                 i. You shall have received a certificate, dated on and as of the Closing Date, by or on behalf of the Selling Shareholder to the effect that as of the Closing Date the Selling Shareholder's representations and warranties in this Agreement are true and correct as if made on and as of such Closing Date, and that the Selling Shareholder has performed all its obligations and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                 j. The Company and the Selling Shareholder shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

                 k. At or prior to the Closing Date, you shall have received the written commitment of each of the Company's officers and directors and certain of their affiliates and the Selling Shareholder not to sell, offer to sell, contract to sell, or otherwise dispose of or transfer any shares of Common Stock or rights to purchase any shares of Common Stock, directly or indirectly, except to the Underwriters pursuant to this Agreement, for a period of 180 days after commencement of the public offering of the Shares by the Underwriters without the prior written consent of Raymond James & Associates, Inc.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 10, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (j) shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

         If any of the conditions hereinabove provided for in this Section 10 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

         11. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto, and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 8 and 9 shall at all times be effective.

         If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder. In any such case which does not result in termination of this Agreement, either you or the Company and the Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

         12. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or the Selling Shareholder by notice to the Company and the Selling Shareholder, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq/NMS, (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or Nasdaq/NMS shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange or market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or market or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

         13. INFORMATION FURNISHED BY THE UNDERWRITERS. The Company acknowledges that the statements set forth in footnote (4) on the cover page of the Prospectus and in the third paragraph under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(a), 6(b) and 9 hereof.

         14. MISCELLANEOUS. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (i) if to the Company or the Selling Shareholder, to the office of the Company at 300 Burnett Street, Fort Worth, Texas 76102-2799, Attention: F. George Dunham, III (with a copy to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201-4618, Attention: Terry M. Schpok, P.C.), or (ii) if to you, as Representatives of the Underwriters, to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Charles W. Uhrig (with copy to Thompson & Knight, a Professional Corporation, 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201-4693, Attention: Fred W. Fulton).

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 9 hereof, the Selling Shareholder and its respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither of the terms "successor" and "successors and assigns" as used in this Agreement shall include a purchaser from you of any of the Shares in his status as such purchaser.

         15. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to choice of law principles thereunder.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Subject to Section 11, this Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

         The Company, the Selling Shareholder and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholder and the several Underwriters.


                               Very truly yours,

                                       INSPIRE INSURANCE SOLUTIONS, INC.


                                       By:
                                          ----------------------------------
                                          Name:   F. George Dunham, III
                                          Title:  President and
                                                  Chief Executive Officer


                                       Selling Shareholder:

                                       THE MILLERS MUTUAL FIRE INSURANCE COMPANY


                                       By:
                                          ----------------------------------
                                          Name:   Joy J. Keller
                                          Title:  Attorney-in-Fact,

                                        as Attorney-in-Fact acting on behalf of
                                        the Selling Shareholder named in
                                        Schedule II to this Agreement.


CONFIRMED as of the date first above mentioned, on behalf of itself and the other several
Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.


By:
   ---------------------------------
   Name:    Charles W. Uhrig
   Title:   Managing Director

                                   SCHEDULE I



                                                                  Number
                                                                 of Firm
Name                                                              Shares
----                                                            ----------
Raymond James & Associates, Inc.  . . . . . . . . . . . . . . .

Southwest Securities, Inc.  . . . . . . . . . . . . . . . . . .





TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4,500,000
                                                                 =========

                                  SCHEDULE II




Shares                   Firm Shares        Additional Shares        Total
------                   -----------        -----------------        -----
Company                    2,500,000             375,000           2,875,000
-------

Selling Shareholder
-------------------

The Millers Mutual
Fire Insurance
  Company                  2,000,000             300,000           2,300,000
                           ---------             -------           ---------

TOTAL:                     4,500,000             675,000           5,175,000
                           =========             =======           =========